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                                                                    Exhibit 10.7

                            SUPPLEMENTAL TERMS LETTER


October 1, 1996

CASA MUNRAS HOTEL PARTNERS, L.P.
5525 Oakdale Avenue, #300
Woodland Hills, CA 91364

Attn.:     John F. Rothman, General Partner
           Ronald A. Young, General Partner

           RE: PROMISSORY NOTE DATED OCTOBER 1, 1996, IN THE ORIGINAL PRINCIPAL SUM OF $394,500.00 ("NOTE") EXECUTED BY CASA MUNRAS HOTEL PARTNERS, L.P., A CALIFORNIA LIMITED PARTNERSHIP ("BORROWER") IN FAVOR OF CITY NATIONAL BANK, A NATIONAL BANKING ASSOCIATION ("CNB")

Dear John & Ronald:

           This is to confirm that CNB will extend the credit facility more completely described in the enclosed Note, subject to the additional terms and conditions set forth herein. Capitalized terms not defined in this letter have the meanings given them in the Note. This letter is hereby incorporated into the Note (this letter and the Note, collectively, the "Note").

                         A. ADDITIONAL EVENTS OF DEFAULT

           The following shall constitute additional Events of Default under the
Note:

1. Failure of Borrower to furnish CNB, within the times specified, the following statements:

         1.1 Within ninety (90) days after the end of each quarterly accounting period of each fiscal year, a financial statement consisting of not less than a balance sheet, and income statement, prepared in accordance with generally accepted accounting principles consistently applied, which financial statement may be internally prepared;

         1.2  Within one hundred twenty (120) days after the close of each fiscal year, a copy of the annual audit report for such year for Borrower and the Subsidiaries including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income
              statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default, and if so, stating the facts with respect thereto; and
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                                                                    Exhibit 10.7

John R. Rothman, General Partner
Ronald A. Young, General Partner
Casa Munras Hotel Partners, L.P.
October 1, 1996
Page 2

         1.3 Such additional information, reports and/or statements as CNB may, from time to time, reasonably request;

2.       Failure of Borrower to maintain the following:

         2.1 A ratio of Cash Flow from Operations before Partner's distributions, to Debt Service of not less than 1.25 to 1 for each fiscal year.

                                 B. DEFINITIONS.

         For purposes of the Note, the following terms have the following meanings:

         "CASH FLOW FROM OPERATIONS" shall be determined on a consolidated basis for Borrower and the Subsidiaries and shall mean the sum of (a) net income after taxes earned over the twelve month period ending on the date of determination, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation expensed during the twelve month period ending on the date of determination.

         "DEBT SERVICE" shall mean (a) the aggregate amount of Current Maturity of Long Term Debt plus (b) all interest incurred on borrowed money during the twelve month period ending on the date of determination. "Current Maturity of Long Term Debt" shall mean that portion of Borrower's consolidated long term liabilities, determined in accordance with generally accepted accounting principles consistently applied, which shall, by the terms thereof, become due and payable within one (1) year following the date of the balance sheet upon which such calculations are based.

         "SUBSIDIARY" shall mean any corporation, the majority of whose voting shares are at any time owned, directly or indirectly by Borrower and/or by one or more Subsidiaries.

                       C. ADDITIONAL TERMS AND CONDITIONS.

         The following additional terms and conditions shall also apply to the
Note:

         1. ENVIRONMENTAL INDEMNIFICATION. Due to the environmentally sensitive nature of the industry in which Borrower is principally engaged and upon which CNB will rely as its primary source of repayment, and in consideration of CNB extending credit to Borrower, Borrower has agreed to indemnify CNB against any claims that may arise as a result of Borrower's business activities that are environmental in nature and for which CNB may be named as a liable party.

         Borrower agrees that it shall indemnify and hold harmless CNB, its parent company, subsidiaries and all of their respective directors, officers, employees, agents, successors, attorneys, and assigns from and against any loss, damage, cost, expense, or liability directly or
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                                                                    Exhibit 10.7

John R. Rothman, General Partner
Ronald A. Young, General Partner
Casa Munras Hotel Partners, L.P.
October 1, 1996
Page 3

indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a hazardous substance on, under, or about Borrower's property or operations or property leased to Borrower, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any Federal, state, or local law. This indemnity shall survive repayment of Borrower's obligations to CNB.

           Except for documents and instruments specifically referenced herein or in the Note, this letter and the Note constitute the entire agreement of the parties hereto and supersedes any prior or contemporaneous oral or written agreements, understandings, representations, warranties and negotiations, if any, which are merged into this letter and the Note. If you agree to accept the terms of this letter and the Note, please sign the enclosed acknowledgment copy of this letter, as well as the enclosed Note, and return them to me on or before October 18, 1996.

Sincerely,

CITY NATIONAL BANK, a national banking association

By:                  Brad Sims
           ----------------------------------------
           Brad Sims, Senior Vice President/Manager

By:                  Judith Kay
           ----------------------------------------
           Judith Kay, Vice President


Accepted and Agreed this 24th day of October, 1996.

CASA MUNRAS HOTEL PARTNERS, L.P.,
a California limited partnership

By:                  John F. Rothman
           ----------------------------------------
           John F. Rothman, General Partner

By:                  Ronald A. Young
           ----------------------------------------
           Ronald A. Young, General Partner